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TL;DR: Q3 2018 Highlights

BRB - Booya, Revenue’s Bangin’ $154.8 million this Q. Yowzas.

GTFO - Growth That’s Friggin’ Outstanding 38% year to year growth. We can’t contain our excitement.

LOL - Lots Of Locations Yup. We opened new offices in Tokyo and Madison.

SMH - So Many Heads We’ve got 2,600+ employees now. That’s a lot of heads.

TBH - Totally Being Helpful We completed 3,600 volunteer hours globally this quarter.

OMFG - Oh Man, Friends Galore Friends, customers, same thing. Thanks to all of you. Here are just a few of them.

TTYL - Thanks, That’s Your Lastslidebye

Exhibit 99.3

zendesk

TL;DR: Q3 2018 Highlights


1000

BRB - Booya, Revenue's Bangin'

$154.8 million this Q. Yowzas.



GTFO - Growth That's Friggin' Outstanding

38% year to year growth. We can't contain our excitement.



LOL - Lots Of Locations

Yup. We opened new offices in Tokyo and Madison.



SMH - So Many Heads

We've got 2,600+ employees now. That's a lot of heads.


GLIDE
lunch service
Love Unconditionally

TBH - Totally Being Helpful

We completed 3,600 volunteer hours globally this quarter.

OMFG - Oh Man, Friends Galore

Friends, customers, same thing. Thanks to all of you. Here are just a few of them.

TTYL - Thanks, That’s Your Lastslidebye

zendesk